UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 13, 2015

NATURAL RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55062	46-3570919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Playfair Road, #03-06 LHK2 Building Singapore		367996
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +65-62875955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 13, 2015, the board of directors of Natural Resources Corporation (the “Company”) concluded that the interim unaudited consolidated financial statements for the quarterly period ended March 31, 2015, included in the Company’s Quarterly Reports on Form 10-Q for such period could no longer be relied upon for the reasons described below.

The board of directors of the Company has determined that the Company incorrectly recorded the revenue in 2015 from certain services contracts entered into with each of Roka Group Holdings Ltd. and Global Win Investment Overseas Ltd when services were rendered through the service term. The Company is presently finalizing the financial results for the fiscal year ended June 30, 2015, which will reflect the correct treatment of the revenue from certain of these contracts, and its Annual Report on Form 10-K for the fiscal year ended June 30, 2015 will be filed as soon as possible.

The Company’s officers and Board have discussed these matters with Anton & Chia, LLP, the Company’s independent accountants.

Item 8.01	Other Events.

M-Power Food Industries Pte Ltd., the Company’s subsidiary, has previously entered into services contracts, including with Golden Crowne Limited prior to the Company’s acquisition of M-Power, and with each of Roka Group Holdings Ltd. and Global Win Investment Overseas Ltd in 2015. These contracts are attached as exhibits to this Current Report.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Service Contract for Dairy Products between M-Power Food Industries Pte Ltd. and Roka Group Holdings Limited

10.2	Sales and Service Contract for Dairy Products between M-Power Food Industries Pte Ltd. and Golden Crowne Limited

10.3	Sales and Service Contract for Dairy Products between M-Power Food Industries Pte Ltd. and Global Win Investment Overseas Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCES CORPORATION

Date: November 17, 2015	By:	/s/ Elsa Holzgraf Esculier Chief Executive Officer Chief Financial Officer